Exhibit 99.1

Xoom Reports Second Quarter 2014 Results

-	Revenue of $39.8 Million, increase of 19% from Q2 2013
-	Gross Sending Volume of $1.8 Billion, increase of 12% from Q2 2013
-	1,195,425 Active Customers, increase of 30% from Q2 2013

SAN FRANCISCO, Calif., July 22,  2014 – Xoom Corporation (NASDAQ: XOOM), a leading digital money transfer provider, today announced financial results for the second quarter of 2014:

•	Revenue for the second quarter was $39.8 million, an increase of 19% from the second quarter of 2013.
•	Gross profit for the second quarter was $26.9 million, an increase of 15% from the second quarter of 2013.
•	GAAP net income for the second quarter was $1.4 million, or $0.03 per diluted share, compared to net income of $4.1 million, or $0.11 per diluted share, for the second quarter of 2013.
•	Adjusted EBITDA for the second quarter was $5.1 million, compared to $6.1 million for the second quarter of 2013.
•	Non-GAAP diluted net income per share for the second quarter was $0.09, compared to $0.14 per diluted share for the second quarter of 2013.
•	Cash, cash equivalents, disbursement prefunding and short-term investments were $246.3 million as of June 30, 2014, compared to $249.5 million as of December 31, 2013.
•	As of June 30, 2014 and December 31, 2013, we had no outstanding balance under our line of credit.

 “We had strong results in the quarter, underpinned by continued growth in active customers, low transaction losses, ongoing momentum in the move to mobile and important service enhancements that will further improve our customer experience,” said John Kunze, president and chief executive officer, Xoom. “In particular, in the quarter, we executed on several important initiatives to drive the business, which include further enhancing our mobile offering, expanding on our mission to provide instant payouts to all of our bank partners and continuing to improve our risk management expertise. We are well-positioned in this large and expanding market as the leading digital pure play in money transfer, and we are excited by the opportunity in front of us.”

Operating Metrics

•	Gross sending volume for the quarter grew 12% to $1.8 billion from the second quarter of 2013.
•	Transactions for the quarter grew 24% to 3,192,199 from the second quarter of 2013.
•	Active customers for the quarter grew 30% to 1,195,425 from the second quarter of 2013.
•	New customers for the quarter decreased by 1% to 133,540 from the second quarter of 2013.

Highlights and Strategic Announcements

During the quarter, Xoom continued to expand its payout network and service innovations.

•

Xoom expanded its partnership with Punjab National Bank to offer instant bank deposit services to bank accounts in India using the Immediate Payment Service platform, which allows Xoom customers to send money instantly to many prominent banks in India.

•	Xoom introduced a major upgrade to the Xoom Money Transfer App which now allows Xoom customers, including new users, to send money to both new and existing recipients from their mobile devices.

Business Outlook

For Q3 2014, Xoom is targeting the following:

•	Revenue to be between $39.0 million and $41.0 million.
•	Adjusted EBITDA to be between $1.5 million and $3.0 million.
•	GAAP diluted net loss per share to be in the range of $0.08 to $0.05.
•	Non-GAAP diluted net income (loss) per share to be in the range of $(0.01) to $0.02.

For Full Year 2014, Xoom is targeting the following:

•	Revenue to be between $158 million and $162 million.
•	Adjusted EBITDA to be between $13 million and $16 million.
•	GAAP diluted net loss per share to be in the range of $0.09 to $0.02.
•	Non-GAAP diluted net income per share to be in the range of $0.16 to $0.24.

Conference Call

Xoom plans to host a conference call today to review its second quarter 2014 results and to discuss its financial outlook for the third quarter and full year 2014. The conference call can be accessed by dialing the toll free number (877) 440-7574 or the international number (253) 237-1314.   The call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed via the Web at ir.xoom.com.  The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 60 days.

About Xoom

Xoom is a leading digital money transfer provider in 30 countries, focused on helping consumers send money in a secure, fast and cost-effective way using their mobile phone, tablet or computer. During the 12 month period ended June 30, 2014, Xoom’s more than 1.1 million active customers sent approximately $6.3 billion to family and friends. The company is headquartered in San Francisco and can be found online at www.xoom.com.

Forward-Looking Statements

This press release and Xoom’s scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Xoom, including, but not limited to, its expectations regarding its expansion into new markets and services, market demand, future earnings, revenue and financial and operating metrics. These forward-looking statements are based upon the current expectations and beliefs of Xoom’s management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to Xoom as of the date thereof, and Xoom disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the evolving nature of the industry in which Xoom operates; its failure to attract new customers or retain existing customers; economic, political or regulatory factors beyond its control, in the U.S. or in countries to which its customers transfer money; fluctuations in foreign exchange rates; competitive pricing and marketing strategies by competitors; the adoption of competing technologies that supplant its services; the use of its services for illegal or improper purposes; the failure of partners to disburse funds according to Xoom’s instructions; its ability to contract for third-party services on commercially reasonable terms; the maintenance of its payment network on terms consistent with those currently in place or newly adopted regulations in the U.S or in countries to which its customers transfer money; increases in transaction processing fees; declines in customer confidence in its business or in money transfer providers generally; its ability to protect its intellectual property; the adoption of mobile phones and devices to access information on the Internet and use of its services; potential breaches of its security systems; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Xoom’s Annual Report on Form 10-K for the year ended December  31, 2013 and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or Xoom’s website at www.xoom.com.

Non-GAAP Financial Measures

Xoom’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income and non-GAAP diluted net income per share. Adjusted EBITDA excludes provision for income taxes, interest expense, interest income, amortization of acquired intangible asset, depreciation and other amortization expense, and expenses related to stock-based compensation. Non-GAAP net income and non-GAAP diluted net income per share exclude expenses related to stock-based compensation and amortization of acquired intangible asset. Adjusted EBITDA and non-GAAP net income and non-GAAP diluted net income per share exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Xoom believes these adjustments provide useful comparative information to investors.

Xoom considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Xoom’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

(Xoom-f)

Contacts:

Sharrifah Al-Salem

Director of Investor Relations

IR@xoom.com

Robin Carr

Director of Public Relations

PR@xoom.com

XOOM CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2014	2013
	(unaudited)	(derived from audited financial statements)
Assets
Current assets:
Cash and cash equivalents	$98,137	$110,979
Disbursement prefunding	40,299	33,799
Short-term investments	107,851	104,678
Customer funds receivable	25,065	16,381
Prepaid expenses and other current assets	5,288	4,237
Total current assets	276,640	270,074
Non-current assets:
Property, equipment and software, net	7,493	4,855
Goodwill	9,032	—
Intangibles, net	5,543	250
Restricted cash	10,969	7,816
Other assets	2,164	1,084
Total assets	$311,841	$284,079
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$10,212	$8,345
Customer liabilities	21,392	10,791
Total current liabilities	31,604	19,136
Non-current liabilities:
Other non-current liabilities	3,019	99
Total liabilities	34,623	19,235
Commitments and Contingencies
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value, 25,000,000 shares authorized; issued and outstanding 0 shares; aggregate liquidation preference $0 at June 30, 2014 and December 31, 2013	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; issued and outstanding 38,183,373 and 37,583,945 shares at June 30, 2014 and December 31, 2013, respectively	4	4
Additional paid-in capital	332,511	321,878
Accumulated other comprehensive loss	(9)	—
Accumulated deficit	(55,288)	(57,038)
Total stockholders’ equity	277,218	264,844
Total liabilities and stockholders’ equity	$311,841	$284,079

XOOM CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue	$39,844	$33,493	$75,782	$57,808
Cost of revenue	12,977	10,119	22,555	17,638
Gross profit	26,867	23,374	53,227	40,170
Marketing	7,356	6,907	16,138	12,599
Technology and development	8,801	5,476	16,651	10,310
Customer service and operations	4,371	3,325	8,345	6,342
General and administrative	4,817	3,039	9,975	5,962
Total operating expense	25,345	18,747	51,109	35,213
Income from operations	1,522	4,627	2,118	4,957
Other income (expense):
Interest expense	(344)	(499)	(672)	(946)
Interest income	69	41	145	77
Other income	170	53	190	57
Income before provision for income taxes	1,417	4,222	1,781	4,145
Provision for income taxes	19	132	31	134
Net income	$1,398	$4,090	$1,750	$4,011
Net income per share:
Basic	$0.04	$0.12	$0.05	$0.15
Diluted	$0.03	$0.11	$0.04	$0.11
Weighted-average shares used to compute net income per share:
Basic	38,102	32,974	37,952	26,046
Diluted	41,622	37,263	41,667	35,865

XOOM CORPORATION AND SUBSIDIARIES

Key Metrics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Other Financial and Operational Data:
Gross Sending Volume (in thousands)	$1,805,342	$1,606,584	$3,382,033	$2,662,431
Transactions	3,192,199	2,582,000	6,088,838	4,621,000
Active Customers	1,195,425	919,610	1,195,425	919,610
New Customers	133,540	134,899	250,635	244,530
Cost Per Acquisition of a New Customer	$50	$44	$53	$42
Adjusted EBITDA (in thousands)	$5,068	$6,149	$8,591	$7,723

XOOM CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
	(unaudited)
Non-GAAP net income per share:
GAAP net income	$1,398	$4,090	$1,750	$4,011
Add back: stock-based compensation	2,333	959	4,257	1,737
Add back: amortization of acquired intangible asset	203	—	407	—
Non-GAAP net income	$3,934	$5,049	$6,414	$5,748

Non-GAAP diluted net income per share	$0.09	$0.14	$0.15	$0.16

Non-GAAP diluted shares	41,622	37,263	41,667	35,865

Reconciliation of Adjusted EBITDA:
Net income	$1,398	$4,090	$1,750	$4,011
Provision for income taxes	19	132	31	134
Interest expense	344	499	672	946
Interest income	(69)	(41)	(145)	(77)
Amortization of acquired intangible asset	203	—	407	—
Depreciation and other amortization expense	840	510	1,619	972
Stock-based compensation	2,333	959	4,257	1,737
Adjusted EBITDA	$5,068	$6,149	$8,591	$7,723

XOOM CORPORATION AND SUBSIDIARIES

Forward-Looking Guidance

	Three Months Ending		Twelve Months Ending
	September 30, 2014		December 31, 2014
	From	To	From	To
	(In thousands, except per share data)
Net income (loss) per share:
GAAP net loss	$(3,247)	$(1,747)	$(3,585)	$(591)
Add back: stock-based compensation	2,565	2,565	9,719	9,719
Add back: amortization of acquired intangible asset	204	204	814	814
Non-GAAP net income (loss)	$(478)	$1,022	$6,948	$9,942

GAAP diluted net loss per share	$(0.08)	$(0.05)	$(0.09)	$(0.02)
Non-GAAP diluted net income (loss) per share	$(0.01)	$0.02	$0.16	$0.24

GAAP diluted shares	38,388	38,388	38,273	38,273
Non-GAAP diluted shares	38,388	42,745	42,279	42,279

Adjusted EBITDA:
GAAP net loss	$(3,247)	$(1,747)	$(3,585)	$(591)
Provision for income taxes	15	15	61	61
Interest expense	351	351	1,373	1,373
Interest income	(100)	(100)	(343)	(337)
Amortization of acquired intangible asset	204	204	814	814
Depreciation and other amortization expense	1,712	1,712	4,961	4,961
Stock-based compensation	2,565	2,565	9,719	9,719
Adjusted EBITDA	$1,500	$3,000	$13,000	$16,000